Exhibit 3.2

BYLAWS

OF

B&G FOODS, INC.

(As Amended and Restated through November 8, 2022)

ARTICLE I

STOCKHOLDERS

1.1.          Meetings.

1.1.1.       Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.1.2.       Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3.       Special Meetings. Special meetings of the stockholders of the Company may be called at any time by the board of directors, by the chairman of the board of directors, or by any number of stockholders owning an aggregate of not less than 20% of the number of outstanding shares of common stock entitled to vote.

1.1.4.       Quorum. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

1.1.5.       Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy. Except as otherwise provided below, in the certificate of incorporation or by law, provided a quorum is present, all actions shall be authorized by a majority of the votes cast. At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such nominee, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In an election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee (excluding abstentions). If a director is not elected, the director shall promptly tender his or her resignation to the board of directors. The nominating and governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the resignation taking into account the recommendation of the nominating and governance committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the nominating and governance committee or the board of directors that concern such resignation. If a director’s resignation is accepted by the board of directors pursuant to this Section 1.1.5, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 2.4 or may decrease the size of the board of directors pursuant to the provisions of Article II, Section 2.1.

1.1.6.       Notice of Meetings; Waiver.

(a)           Written or printed notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten nor more than sixty days prior to the meeting, either personally or by mail, by or at the direction of the board of directors or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been delivered to a stockholder on the third day after it is deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the record of stockholders of the Company, or, if he or she shall have filed with the secretary of the Company a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law or otherwise provided herein.

(b)           No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

1.2.          Advance Notice of Stockholder Nominations and Other Business.

1.2.1.       Annual Meeting.

(a)           Nominations of persons for election to the board of directors of the Company and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (i) by or at the direction of the board of directors or the chairman of the board, or (ii) by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to, or mailed to and received by, the secretary or any assistant secretary of the Company, who is entitled to vote at such annual meeting and who complies with (A) the notice procedures and disclosure requirements set forth in this Section 1.2 and (B) in the case of nominations, the requirements of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, including without the limitations, the requirements of Rule 14a-19.

(b)           For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (ii) of paragraph (a) of this Section 1.2.1, such stockholder must have given timely written notice thereof and timely updates and supplements thereof, in each case in proper form, to the secretary or any assistant secretary of the Company and such proposed business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received by, the secretary or the assistant secretary at the principal executive offices of the Company: not less than 120 days nor more than 150 days before the anniversary date on which the Company first distributed its proxy materials for the prior year’s annual meeting of stockholders of the Company; provided, however, in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so delivered, or so mailed and received, not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the date on which public disclosure (as defined below) of the date of the annual meeting is first made by the Company. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i)            as to each person, if any, whom such stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (2) the written consent of the nominee to being named as a nominee in any proxy statement relating to the annual meeting or special meeting, as applicable, and to serving as a director if elected and a completed and signed representation and agreement as required by Section 1.1.5 and (3) any information that such person would be required to disclose pursuant to clause (iii) of (b) of this Section 1.2.1, if such person were a stockholder purporting to make a nomination or propose business pursuant thereto;

(ii)           as to any other business that such stockholder proposes to bring before the meeting: (1) a brief description of the proposed business desired to be brought before the meeting, (2) the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, (5) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (6) a description of all agreements, arrangements, or understandings between or among such stockholder, or any affiliates or associates of such stockholder, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder or any affiliates or associates of such stockholder, in such business, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder and (7) the information required by Section 1.2.1(b) above; and

(iii)          as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address of such stockholder, as they appear on the Company’s books, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (2) the class and number of shares of capital stock of the Company which are beneficially owned (as defined below) and owned of record by such stockholder and owned by the beneficial owner, if any, on whose behalf the nomination is made as of the date of the notice, and a representation that such stockholder shall notify the Company in writing within 5 business days after the record date for such meeting of the class and number of shares of capital stock of the Company beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (3) a written representation (from the stockholder giving notice) that such stockholder is the holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or nominations or other business specified in the notice, (4) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or the beneficial owner, if any, on whose behalf the nomination is made and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or the beneficial owner, if any, on whose behalf the nomination is made) and a representation that such stockholder shall notify the Company in writing within 5 business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder or the beneficial owner, if any, on whose behalf the nomination is made or any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes of any class of the Company’s capital stock for, or maintain, increase or decrease the voting power of such stockholder or the beneficial owner, if any, on whose behalf the nomination is made or any of their affiliates or associates with respect to shares of stock of the Company and a representation that such stockholder shall notify the Company in writing within 5 business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (6) in the case of a nomination, a representation that such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of the Company’s outstanding capital stock entitled to vote in the election of directors and (7) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

(c)           The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company, including information relevant to a determination whether such proposed nominee can be considered an independent director or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof.

(d)           A stockholder providing a notice of nomination shall further update and supplement such notice to provide evidence that the stockholder has solicited proxies from holders of at least 67% of the voting power of the Company’s outstanding capital stock entitled to vote in the election of directors, and such update and supplement be delivered to, or mailed to and received by, the secretary at the principal executive offices of the Company not later than 5 business days after the stockholder files a definitive proxy statement in connection with the annual meeting or special meeting, as applicable.

(e)            In addition, to be considered timely, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Company's rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding no matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(f)            This Section 1.2.1 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Company of his or her intention to present the proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

1.2.2.       Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Company’s notice of meeting pursuant to Section 1.1.6 of these bylaws shall be conducted at such special meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders called by the board of directors at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 1.2.2 is delivered to or mailed to and received by, the secretary or assistant secretary of the Company and at the time of the special meeting, who is entitled to vote at the special meeting and upon such election, who complies with (1) the notice procedures set forth in this Section 1.2 as to such nomination and (2) the requirements of Rule 14a-19 under the Exchange Act. In the event the board of directors calls a special meeting of the stockholders for the purpose of electing one or more directors to the board of directors of the Company, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the notice required by Section 1.2.1(b) shall be delivered to, or mailed to and received by, the secretary or assistant secretary at the principal executive offices of the Company not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public disclosure of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made by the Company. Such stockholder’s notice shall set forth the information required by Section 1.2.1(b) and be updated and supplemented as required by Section 1.2.1(d) and Section 1.2.1(e). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

1.2.3.       General.

(a)            Only such persons who are nominated in accordance with the procedures set forth in this Section 1.2 shall be eligible to be elected at any meeting of stockholders of the Company to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this Section 1.2, as applicable. The chairman of the special meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.2. If any proposed nomination or other business was not made or proposed in compliance with this Section 1.2, as applicable, or the solicitation in support of the nominees other than the Company’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act then, except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder does not provide the information required under clauses (2), (4) and (5) of Section 1.2.1(b)(iii) to the Company within 5 business days following the record date for an annual or special meeting of stockholders, or if the stockholder does not provide the update and supplement required by Section 1.2.1(d) within 5 business days of filing a definitive proxy statement, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of such writing) delivered to the Company prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(b)           For purposes of this Section 1.2, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or any document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (2) of Section 1.2.1(b)(iii), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

ARTICLE II

DIRECTORS

2.1.          Number and Term. The number of directors shall be such as the board of directors may by resolution direct from time to time. Each director shall hold office for a term that will expire at the annual meeting of stockholders immediately succeeding their election, and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The chairman of the board, if one be elected, shall be chosen from among the directors.

2.2.          Meetings.

2.2.1.       Place. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

2.2.2.       Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

2.2.3.       Special Meetings. Special meetings of the board may be called by direction of the chief executive officer or any two members of the board on three days’ notice to each director, either personally or by mail, telegram or facsimile transmission.

2.2.4.       Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

2.2.5.       Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.2.6.       Committees. The board of directors shall, by resolution adopted by a majority of the whole board, designate an audit committee, compensation committee and nominating and governance committee, and whatever other committees the board of directors deems advisable, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

2.3.          Removal of Directors. Except as otherwise provided by law or the certificate of incorporation, any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at an annual meeting or at a special meeting of the stockholders called for that purpose; and the vacancy in the board caused by any such removal may be filled by the board of directors in the manner provided in Section 2.4 of this Article II.

2.4.           Vacancies. Subject to the rights of holders of any series of preferred stock, any vacancy in the board of directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Company at the next annual meeting, any regular meeting or any special meeting called for the purpose, even if less than a quorum (and not by stockholders). Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected for the unexpired term.

ARTICLE III

OFFICERS

3.1.          Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a chief executive officer or president, treasurer, secretary and such other officers as it deems advisable.

3.2.          Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the chief executive officer shall be the president of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the chief executive officer, have the authority and perform the duties of the chief executive officer.

ARTICLE IV

INDEMNIFICATION

4.1.          Right to Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer or trustee of the Company, or is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (hereinafter an “indemnitee”), against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment); provided, that, the Company shall not be required to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Company to procure a judgment in its favor unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

4.2.          Advance of Expenses. In addition to the right to indemnification conferred in Section 4.1 of this Article IV, expenses (including attorneys' fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company authorized in this Article IV.

4.3.          Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.4.          Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Section 145 of the GCL.

4.5.          Employee or Agent. The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors, officers and trustees of the Company.

4.6.          Certain Defined Terms. For purposes of this Article IV, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, trustees, employees or agents, so that any person who is or was a director, officer, trustee, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, trustee, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, trustee, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company for purposes of this Article IV.

4.7.          Contractual Obligation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall be contract rights and shall continue as to a person who has ceased to be a director, officer, trustee employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article IV that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE V

SHARES OF STOCK

5.1.          Certificated Shares. Certificates for any and all classes and series of shares of stock of the Company shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or Assistant Secretary of the Company, and if so issued shall be in such form as is consistent with the certificate of incorporation and applicable law.

5.2.          Lost Certificates. The Board of Directors or the Secretary or an Assistant Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Secretary or an Assistant Secretary may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

5.3.          Transfers. Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

5.4.          Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Company. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5.3 of this Article V shall be inapplicable to uncertificated shares and in lieu thereof the Company shall adopt alternative procedures for registration of transfers.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed by (i) the affirmative vote of the holders of record of a majority of the outstanding shares of the common stock of the Company entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting, or (ii) the affirmative vote of a majority of the members of the board of directors, at any regular or special meeting of the board of directors.

ARTICLE VII

EXCLUSIVE FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if such court does not have subject matter jurisdiction thereof, another State court in Delaware or, if and only if all such State courts do not have jurisdiction, the federal district court of the State of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or these bylaws (each as may be amended from time to time) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine. For the avoidance of doubt, this first paragraph of this Article VII shall not apply to any action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VII.

Failure to enforce the foregoing provisions would cause the Company irreparable harm, and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.